As filed with the Securities and Exchange Commission on November 12, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933
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Establishment Labs Holdings Inc.
(Exact name of Registrant as specified in its charter)
___________________

British Virgin Islands		Not applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica +506 2434 2400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
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Renee Gaeta Motiva USA LLC 16192 Coastal Highway Lewes, DE 19958 +506 2434 2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
Copies to:

Elton Satusky Jesse Schumaker Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Audrey M. Robertson Conyers Dill & Pearman Commerce House, Wickhams Cay 1Road Town, Tortola VG1110 British Virgin Islands (284) 852 1000
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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, No Par Value	(1) (2)	(3)	(1)	--
Debt Securities	(1) (2)	(3)	(1)	--
Warrants	(1) (2)	(3)	(1)	--
Units (4)	(1) (2)	(3)	(1)	--
Registration Fee	(1) (2)	(3)	$200,000,000	$25,960

(1)
An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued at indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	The registrant will determine the proposed maximum aggregate offering price per unit or share when it issues the above listed securities.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2019
PROSPECTUS
ESTABLISHMENT LABS HOLDINGS INC.
$200,000,000
Common Shares
Debt Securities
Warrants
Units
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We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
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INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ESTA.” On November 11, 2019, the last reported sale price of our common shares on Nasdaq was $23.72 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2019.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When we refer to “Establishment Labs,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Establishment Labs Holdings Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. We initially incorporated in Costa Rica in 2004 and subsequently reorganized under a parent holding company in the British Virgin Islands in 2013. Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our MotivaImagine medical technology platform. Post-market surveillance data, which was not generated in connection with an FDA PMA approval study and was self-collected rather than collected at mandatory follow-ups, and published third-party data indicates that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and have helped drive our revenue growth. Our MotivaImagine platform enables surgical techniques that we promote as Motiva designed surgeries. We have developed other complementary products and services on our MotivaImagine platform, which are aimed at further enhancing patient outcomes.
To date, most of our revenues have been generated from sales of our Motiva Implants. We began selling Motiva Implants outside the United States in October 2010; since then, we have introduced four generations of Motiva Implants, and Motiva Implants are now registered to be sold in 80 countries. We currently sell our products either via exclusive distributors or, in certain countries, our direct sales force. We received approval of an investigational device exemption, or IDE, from the FDA in March 2018 to initiate our Motiva Implants clinical trial in the United States and the first patient in the study was enrolled in April 2018. In March 2019, we filed our first annual report with the FDA, and our IDE study-defined enrollment targets for the aesthetic cohorts, which include primary augmentation and revision, have been reached with a total of 450 and 100 subjects, respectively. We are continuing to enroll subjects in the remaining reconstruction cohorts. We plan to enroll 800 patients in the study across 40 sites in the United States, Germany, and Sweden. The results of the study are expected to support a pre-market approval, or PMA, submission to the FDA.
We have assembled a broad portfolio of intellectual property related to our medical device and aesthetics products. We believe this intellectual property, combined with proprietary manufacturing processes and the regulatory approvals we have successfully obtained outside of the United States, provides us with a strong market position. As of September 30, 2019, we own or have rights to six issued, one allowed and 16 pending patents in the United States related to various aspects of our Motiva Implants (such as implant barrier layers, surface texture technology, minimally invasive implant delivery systems, and our QInside Safety Technology radio frequency identification devices). In addition, we own or have rights to three issued and 47 pending foreign applications and four pending Patent Cooperation Treaty, or PCT, applications. We intend to continue to expand our intellectual property portfolio and, combined with our Motiva Implants’ favorable safety profile, obtain FDA approval and drive Motiva’s adoption in the United States, which represents the largest breast augmentation market.
Our revenue for the year ended December 31, 2018 and 2017 was $61.2 million and $34.7 million, respectively, an increase of $26.5 million, or 76.5%. Net losses decreased to $21.1 million for the year ended December 31, 2018 from $34.9 million for the year ended December 31, 2017. As of December 31, 2018, we had an accumulated deficit of $89.0 million.
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly-owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on Nasdaq under the symbol “ESTA.”

THE SECURITIES WE MAY OFFER
We may offer or sell common shares, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Shares
We may offer our common shares, no par value, either alone or underlying other registered securities convertible into our common shares. Holders of our common shares are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a cash dividend. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive rights.

Warrants
We may issue warrants for the purchase of common shares or debt securities. We may issue warrants independently or together with other securities.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our common shares.
The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements.
We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material.
Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed under the sections contained under the heading “Risk Factors” in this prospectus and “Part I-Item 1A-Risk Factors” of our most recent annual report on Form 10-K or “Part II-Item 1A-Risk Factors” of our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

USE OF PROCEEDS
We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our products, increasing our working capital, acquisitions or investments in businesses, joint ventures, collaboration arrangements, products or technologies that are complementary to our own and capital expenditures. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments such as money market funds, certificates of deposit, commercial paper and U.S. government securities.

DESCRIPTION OF SHARE CAPITAL
General
We are incorporated as a British Virgin Islands company, and our affairs are governed by our amended and restated memorandum and articles of association and the laws of the British Virgin Islands.
Our authorized share capital consists of an unlimited amount of common shares, no par value per share. In addition, we may by resolution of the board of directors, without shareholder consent, amend this our amended and restated memorandum and articles of association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the board of directors in their sole discretion deem fit, which shares may be issued as one or more series.
As of September 30, 2019, we had 20,575,069 common shares outstanding, held of record by 59 shareholders.
In addition, as of September 30, 2019, 1,845,517 common shares were subject to outstanding awards under our equity incentive plans, of which 705,475 common shares were issuable upon exercise of options outstanding as of September 30, 2019, at a weighted average exercise price of $8.08 per share, and 179,233 common shares were issuable upon the vesting of restricted share units outstanding.
The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Share Capital,” you should refer to our amended and restated memorandum and articles of association.
Key Provisions of our Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law Affecting our Common Shares
The following are summaries of material terms and provisions of our amended and restated memorandum and articles of association and the BVI Business Companies Act, or the BVI Act, insofar as they relate to the material terms of our common shares. This summary is not intended to be complete, and you should read the forms of our amended and restated memorandum and articles of association.
Meetings of Shareholders
If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.
Subject to our amended and restated memorandum and articles of association, a meeting of our shareholders may be called by not less than seven days’ notice in writing. Notice of every meeting of shareholders will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the properly given notice, does not invalidate the meeting.
A meeting may be called by shorter notice than that mentioned above, but, subject to our amended and restated memorandum and articles of association, it will be deemed to have been duly called if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.
A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.
Voting Rights
Under the BVI Act, the common shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Computershare Trust Company, N.A., which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.
Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting.
There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our amended and restated memorandum and articles of association for cumulative voting for such elections.
Protection of Minority Shareholders
Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our amended and restated memorandum and articles of association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the amended and restated memorandum and articles of association.
There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the board of directors. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands law and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is illegal; (2) acts that constitute oppression, unfair discrimination or unfair prejudice against the minority; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where we have not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.
Preemption Rights
British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our amended and restated memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands law or our amended and restated memorandum and articles of association.
Liquidation Rights
As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.
Modification of Rights
As permitted by British Virgin Islands law, and our amended and restated memorandum and articles of association, if our shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.
Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.
Our board of directors may, in its absolute discretion, resolve to refuse or delay the registration of any transfer of any share without assigning any reasons therefor. If our directors refuse or delay the registration of a transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the agreed form.

Share Repurchase
As permitted by the BVI Act and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us.
Dividends
Subject to the BVI Act and our amended and restated memorandum and articles of association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the ‘solvency test’. A company will satisfy the solvency test if (i) the value of our assets exceeds our liabilities; and (ii) we are able to pay our debts as they fall due. Where a distribution is made to a shareholder at a time when we did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of our failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.
Board of Directors
We are managed by a board of directors which currently consists of seven directors. Our amended and restated memorandum and articles of association provide that the board of directors shall consist of not less than seven directors.
There are no share ownership qualifications for directors.
Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.
A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.
Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass unanimous written resolutions without a meeting.
The remuneration to be paid to the directors shall be such remuneration as the directors shall determine. Under our amended and restated memorandum and articles of association, the independent directors shall also be entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as director.
Staggered Board of Directors
Our amended and restated memorandum and articles of association provide for a staggered board of directors consisting of three classes of directors. Directors of each Class are chosen for three year terms upon the expiration of their current terms and each year one class will be elected by our shareholders. Our shareholders will elect directors for three-year terms upon the expiration of their current terms. Our shareholders elect only one class of directors each year. We believe that classification of our board of directors helps to ensure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors. As such, this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors also may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
Duties of Directors
British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum or articles of association of the company.
Issuance of Additional Common Shares
Our amended and restated memorandum and articles of association authorize our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Changes in Authorized Shares
We are authorized to issue an unlimited number of common shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:

•	combine all of our shares into shares of larger par value than our existing shares;

•	divide all of our shares into shares of smaller par value than our existing shares; or

•
create new classes of shares with preferences to be determined by the board of directors at the time of authorization, which could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation or have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Inspection of Books and Records
Under British Virgin Islands law holders of our common shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) amended and restated memorandum and articles of association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.
Subject to our amended and restated memorandum and articles of association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.
Differences in Corporate Law
We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands law has enabled us to adopt the amended and restated memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware Corporate Law.
Conflicts of Interest
Pursuant to the BVI Act and our amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.
Anti-money Laundering Laws
In order to comply with legislation or regulations aimed at the prevention of money laundering we may require subscribers to provide evidence to verify their identity.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Anti-takeover Provisions
The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals. Our amended and restated memorandum and articles of association contain the following provisions which may be regarded as defensive measures: (i) a requirement of the affirmative vote of two-thirds or more of the shares entitled to vote on special matters such as mergers or acquisitions; (ii) the prevention of ‘‘business combinations’’ with ‘‘interested shareholders’’ for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in accordance with our amended and restated memorandum and articles of association by a general meeting of our shareholders or satisfies other requirements specified in our amended and restated memorandum and articles of association; (iii) directors’ ability, in their absolute discretion, to decline to register any transfer of shares without assigning any reason; (iv) our board of directors’ ability to issue, from time to time, one or more classes of preferred shares and, with respect to each such class, to fix the terms thereof by resolution; (v) restrictions on the ability of shareholders to call meetings and bring proposals before meetings; (vi) elimination of the ability of shareholders to act by written consent; and (vii) the requirement of the affirmative vote of two-thirds of the shares entitled to vote to amend certain provisions of our amended and restated memorandum and articles of association.
Interested Directors
The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our board of directors. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.
Voting Rights and Quorum Requirements
Under British Virgin Islands law, the voting rights of shareholders are regulated by our amended and restated memorandum and articles of association and, in certain circumstances, the BVI Act. Our amended and restated memorandum and articles of association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the amended and restated memorandum and articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast.
Mergers and Similar Arrangements
Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
Shareholder Suits
We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.
Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.
In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.
A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.
Corporate Governance
British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification
British Virgin Islands law and our amended and restated memorandum and articles of association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A. , and their address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers;
•as part of a collaboration, arrangement or agreement with a third party; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
As to U.S. federal and Delaware state law, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, United States. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities offered hereby and other legal matters relating to British Virgin Islands law concerning the issuance and sale of securities offered hereby.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2018 and 2017 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 20, 2019.
•Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 18, 2019.
•Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed November 12, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed on August 13, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 15, 2019.
•Our Current Report on Form 8-K filed on November 12, 2019, our Current Report on Form 8-K filed on June 26, 2019, our Current Report on Form 8-K filed on June 18, 2019, our Current Report on Form 8-K filed on June 6, 2019 and our Current Report on Form 8-K filed on April 29, 2019.
•The description of our common shares, no par value per share, contained in our registration statement on Form S-1 (File No. 333-225791), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2018, including any subsequent filed amendments and reports updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Establishment Labs Holdings Inc.
Attention: Investor Relations
B25 Coyol Free Zone
Garita, Alajuela 20113, Costa Rica
+506 2434 2400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.
The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various costs and expenses (other than the underwriting discounts and commissions) payable by the registrant in connection with a distribution of securities registered hereby. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$25,960
FINRA filing fee	$30,500
Printing expenses	(1)
Legal fees and expenses (including Blue Sky fees)	(1)
Accounting fees and expenses	(1)
Transfer agent, trustee and warrant agent fees and expenses	(1)
Miscellaneous	(1)
Total	$56,460
________________________________________
(1)These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.
Item 15. Indemnification of Directors and Officers
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for the indemnification of its directors against all losses or liabilities incurred or sustained by him or her as a director of the Company in defending any proceedings, whether civil, criminal, administrative or investigative in which the director acted honestly and in good faith with a view to the best interest of the company and had no reasonable cause to believe that their conduct was unlawful.
Our policy is to enter into separate indemnification agreements with each of its directors and certain officers that provide the maximum indemnity allowed to directors and executive under British Virgin Islands law and also to provide for certain additional procedural protections. We also maintain directors and officers insurance to insure such persons against certain liabilities.
These indemnification provisions and the indemnification agreements entered into between us and our directors and officers may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act.
Item 16. Exhibits
(a) Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B,
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1(1)	Amended and Restated Memorandum of Association and and Articles of Association
4.2*	Form of Indenture.
4.3*	Form of Note.
4.4*	Form of Warrant.
4.5*	Form of Warrant Agreement.
4.6*	Form of Unit Agreement.
5.1	Opinion of Conyers Dill & Pearman.
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of Marcum LLP.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1)	Incorporated by reference from Registrant's Form S-1/A filed July 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San José , Costa Rica, on the 12th day of November, 2019.

ESTABLISHMENT LABS HOLDINGS INC.

By:	/s/ Juan José Chacón Quirós

Juan José Chacón Quirós
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Juan Jose Chacon Quiros and Renee M. Gaeta or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Juan José Chacón Quirós	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2019
Juan Jose Chacon Quiros
/s/ Renee M. Gaeta	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2019
Renee M. Gaeta
/s/ Nicholas Lewin	Director	November 12, 2019
Nicholas Lewin
/s/ Dennis Condon	Director	November 12, 2019
Dennis Condon
/s/ Lisa N. Colleran	Director	November 12, 2019
Lisa N. Colleran
/s/ Edward Schutter	Director	November 12, 2019
Edward Schutter
/s/ David Hung	Director	November 12, 2019
David Hung
/s/ Lisa Gersh	Director	November 12, 2019
Lisa Gersh